UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 14, 2008, ADVENTRX Pharmaceuticals, Inc. (the "Company") committed to a plan of termination that resulted in a work force reduction of nine employees in order to reduce operating costs. The Company commenced notification of employees affected by the workforce reduction on October 14, 2008, and the workforce reduction was completed on October 14, 2008. Each affected employee will be eligible to receive a severance payment and an additional health benefit allowance, which each affected employee may use, at such employee’s discretion, to pay the premiums required to continue the employee’s group health care coverage under COBRA or any other health care related expenses. Payment of these severance benefits to each affected employee is contingent on the affected employee entering into a separation agreement with the Company, which agreement includes a general release of claims against the Company. Other than with respect to the payments to be made to the Company’s prior (i) Chief Scientific Officer and Senior Vice President, (ii) Vice President, Medical Affairs and (iii) Vice President, Research and Development, these severance benefits are payable in a lump-sum on the first payday following, for affected employees whose age is 40 years or older, the effective date of such employee’s separation agreement or, for affected employees whose age is less than 40 years, the date such employee’s separation agreement is signed and delivered to the Company. With respect to the Company’s prior (i) Chief Scientific Officer and Senior Vice President and (ii) Vice President, Medical Affairs, these severance benefits will be payable in substantially equal installments over a specified severance period in accordance with the Company’s standard payroll practices assuming the affected employee makes herself or himself, as applicable, available, as needed, without any additional compensation, to answer business-related questions by telephone or in person as deemed reasonably necessary by the Company. With respect to the Company’s prior Vice President, Research and Development, these severance benefits will be payable in a lump sum on or about December 31, 2008, assuming such employee enters into a consulting agreement with the Company and fulfills his obligations thereunder.

As a result of the reduction in force, the Company estimates that it will record severance-related charges of approximately $422,000, which estimate assumes each affected employee enters into a separation agreement with the Company and, with respect to the Company’s prior Vice President, Research and Development, such employee enters into a consulting agreement with the Company and fulfills his obligations thereunder. Approximately $387,000 of this charge represents cash payments that will be made to certain of the affected employees for the agreed upon severance payments and related employer taxes. Approximately $35,000 of this charge represents cash payments that will be made to certain of the affected employees for the agreed upon health benefit allowance. Approximately $298,000 of the severance-related charges are expected to be recorded in the fourth quarter of 2008 and the additional $124,000 will be recorded in the first quarter of 2009. The severance-related charges that the Company expects to incur in connection with the reduction in force is subject to a number of assumptions, including as set forth above, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the plan of termination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2008, in connection with the reduction in force described in Item 2.05 of this current report, the employment relationship between the Company and Joan Robbins ended. Dr. Robbins previously served as the Company’s Chief Scientific Officer and Senior Vice President. Similar to the other employees affected by the reduction in force, Dr. Robbins is eligible to receive a severance payment and an additional health benefit allowance. The Company will provide a description of the material terms of any separation agreement between Dr. Robbins and the Company in a subsequent current report on Form 8-K.

Effective as of October 17, 2008, Evan M. Levine resigned from all of his positions with the Company, its subsidiaries and affiliated companies, other than as a member of the Company’s Board of Directors. Mr. Levine previously served as the Company’s Chief Executive Officer and President. The Company will provide a description of the material terms of any separation agreement between Mr. Levine and the Company in a subsequent current report on Form 8-K.

On October 17, 2008, the Company’s Board of Directors appointed Mark E. Erwin, 44, to serve as Senior Vice President, Operations of the Company, effective as of October 20, 2008. Mr. Erwin previously served as Vice President, Commercialization of the Company since October 2007, and, in such capacity, he was responsible for planning, building and leading the commercial infrastructure of the organization. From September 2005 to October 2007, Mr. Erwin was senior director, program development for Centric Health Finance, LLC, a centralized service provider to healthcare providers, pharmaceutical manufacturers, distributors, payors and patients. From October 2003 to June 2005, Mr. Erwin was director, oncology marketing for Ligand Pharmaceuticals Corp., an oncology-focused biopharmaceutical company, and, from August 1999 to October 2003, served in several management positions for IDEC Pharmaceuticals, Inc, the last of which was head of government affairs and reimbursement. Mr. Erwin began his career in a variety of sales and marketing roles with Eli Lilly & Co., including product manager for the launch of Lilly’s oncology business in the U.S. Mr. Erwin holds a B.S. in chemistry from Purdue University.

On October 20, 2008, the Company issued a press release announcing, among other things, its workforce reduction, that its employment relationship with Mr. Levine had ended and the appointment of Mr. Erwin as Senior Vice President, Operations, which press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On October 20, 2008, the Company issued a press release to, among other things, revise certain timelines related to its ANX-530 and ANX-514 product candidates. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected severance costs and related estimated severance-related charge and the Company’s plans to reduce operating costs. These forward-looking statements are based on the Company’s current estimates and expectations and inherently involve significant risks and uncertainties. The Company’s actual financial results could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, the risk that the Company’s restructuring costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s business; the risk that the Company will be unable to raise sufficient capital to fund the projects necessary to meet its goals, including funding the continued development and commercialization of ANX-530 or ANX 514; the risk the FDA will determine that ANX-530 and Navelbine® are not bioequivalent, including as a result of performing pharmacokinetic equivalence analysis based a patient population other than the population on which the Company based its analysis; the risk that the on-going clinical study of ANX-514 does not demonstrate pharmacokinetic equivalence or bioequivalence; the risk of investigator bias in reporting adverse events as a result of the open-label nature of the ANX-530 bioequivalence clinical study, including bias that increased the reporting of adverse events associated with Navelbine and/or that decreased the reporting of adverse events associated with ANX-530; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturers and suppliers and the potential for automatic injunctions regarding FDA approval of ANX-514; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings, including prior to the submission or the approval of an NDA for ANX-530 and ANX-514; the risk that the performance of third parties on whom the Company relies to conduct its studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; and other risks and uncertainties more fully described in the Company’s periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. The Company does not intend to update any forward-looking statement in this current report to reflect events or circumstances arising after the date on which it is filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

October 20, 2008	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of ADVENTRX Pharmaceuticals, Inc. dated October 20, 2008